                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.                )


Filed by the registrant [X]

Filed by a party other than the registrant [ ]      [ ]  Confidential, for use
                                                         of the Commission only
                                                         (as permitted by Rule
                                                         14a-6(e)(2))
Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cell Therapeutics, Inc.
________________________________________________________________________________
               (Name of Registrant  as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

(5) Total Fee Paid:

    ---------------------------------------------------------------------------

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

    ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

(3) Filing Party:

    ---------------------------------------------------------------------------

(4) Date Filed:

    ---------------------------------------------------------------------------

                    [LETTERHEAD OF CELL THERAPEUTICS, INC.]



February 10, 1997


Dear Shareholder:

You are hereby notified of the Cell Therapeutics, Inc. Special Meeting of Shareholders, to be held at 10:00 a.m. on Monday, March 3, 1997, at the Company's offices at 201 Elliott Avenue West, Seattle, Washington. Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

At this Special Meeting, shareholders will be asked to consider a proposal to authorize a conditional amendment to the Company's charter which would effect a reverse stock split of the Company's Common Stock. This proposal will be voted upon by both Common and Convertible Preferred Shareholders voting together as a single class. Your management and the Board of Directors unanimously recommend that you vote FOR this proposal.
              ---

YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own.
Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. All of the shares of cti capital stock that you hold may be voted by a single proxy. There is no need to complete separate proxies for shares of Common Stock and shares of Convertible Preferred Stock. If you attend the meeting, you will, of course, have the right to vote in person. Shareholders who plan to attend the meeting in person are requested to promptly return the enclosed postage paid attendance card to provide us with an estimate of the number of persons to expect for the Special Meeting.

On behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in cti.

Sincerely,



James A. Bianco
President & Chief Executive Officer

                            CELL THERAPEUTICS, INC.
                       201 Elliott Avenue West, Suite 400
                               Seattle, WA  98119

                   Notice of Special Meeting of Shareholders
                             Monday, March 3, 1997

To the Shareholders of Cell Therapeutics, Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Cell Therapeutics, Inc. (the "Company"), a Washington corporation, will be held at 10:00 a.m., on Monday, March 3, 1997, at the Company's offices at 201 Elliott Avenue West, Seattle, Washington for the following purposes:

     (1) To consider and act upon a proposal to authorize a conditional amendment to the Company's Restated Articles of Incorporation, pursuant to which a reverse stock split (the "Reverse Stock Split") of the outstanding shares of common stock, without par value ("Common Stock"), would be effected on the basis of one new share of common stock, without par value ("New Common Stock"), for every three and one-half outstanding shares of Common Stock; and

     (2) To transact such other business as may properly come before the Special Meeting, and all adjournments and postponements thereof.

Only shareholders of record at the close of business on January 17, 1997 are entitled to notice of, and to vote at, the Special Meeting.

                              By Order of the Board of Directors


                              __________________________________
                              Michael J. Kennedy
                              Secretary


Seattle, Washington
February 10, 1997

          YOUR VOTE IS VERY IMPORTANT.  ACCORDINGLY, YOU ARE URGED TO
             SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY
                 IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER
                     OR NOT YOU PLAN TO ATTEND THE MEETING.

PRELIMINARY PROXY STATEMENT
DATED JANUARY 31, 1997

                            CELL THERAPEUTICS, INC.
                       201 ELLIOTT AVENUE WEST, SUITE 400
                               SEATTLE, WA 98119

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                         INFORMATION REGARDING PROXIES

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Cell Therapeutics, Inc. (the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting"), to be held at 10:00 a.m. on Monday, March 3, 1997, at the Company's offices at 201 Elliott Avenue West, Seattle, Washington 98119, and at any adjournment thereof. Only shareholders of record on the books of the Company at the close of business on January 17, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the meeting.

     At the Special Meeting, shareholders will be asked to authorize a conditional amendment to the Company's Restated Articles of Incorporation to effect a Reverse Stock Split.

     It is anticipated that these proxy solicitation materials will be sent to shareholders on or prior to February 10, 1997.

     This proxy statement is accompanied by one form of proxy card, which is to be used to vote all shares of capital stock of the Company held by each shareholder. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein. In the absence of instructions to the contrary on a returned proxy, such shares will be voted FOR the proposal set forth therein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to Michael J. Kennedy, Secretary of the Company, at the Company's principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting.

                                 VOTING SECURITIES

     Each share of common stock, without par value ("Common Stock"), of the Company outstanding on the Record Date is entitled to one vote per share at the Special Meeting. Each share of Series A Convertible Preferred Stock, without par value, and Series B Convertible Preferred Stock, without par value (collectively, the "Convertible Preferred Stock"), outstanding on the Record Date is entitled to one vote per share of Common Stock into which such share of Convertible Preferred Stock could have been converted on the Record Date. At the conversion price of $3.35 per share on the Record Date, each outstanding share of Convertible Preferred Stock was convertible into 100 shares of Common Stock, and is therefore entitled to 100 votes per share at the Special Meeting. The votes cast by the holders of the Convertible Preferred Stock shall be counted together with the votes cast by the holders of the Common Stock and not separately as a class. Fractional votes by the holders of Convertible Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. The Common Stock and the Convertible Preferred Stock (on such as-converted basis), voting together as a single class as set forth above, shall be referred to herein as the "Voting Stock."

     On the Record Date, there were issued and outstanding 33,412,848 shares of Voting Stock, consisting of 17,300,984 outstanding shares of Common Stock and 16,111,864 shares of Common Stock issuable upon the conversion of the 146,193.2723 outstanding shares of Series A Convertible Preferred Stock and the 14,925.373 outstanding shares of Series B Convertible Preferred Stock at the conversion price of $3.35 per share on the Record Date. The presence at the Special Meeting in person or by proxy of holders of record of a majority of the outstanding Voting Stock is required to constitute a quorum for the transaction of all business at the Special Meeting. Abstentions are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they will have the same effect as a vote against Proposal I. All votes will be tabulated by the Inspector of Election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Common Stock, as of January 15, 1997 (after giving effect to an assumed conversion of all outstanding shares of Convertible Preferred Stock at January 15, 1997 into Common Stock at the conversion price of $3.35 per share on January 15, 1997), by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's Directors and certain of its executive officers, and (iii) all Directors and executive officers as a group:

NAME AND ADDRESS                                      NUMBER OF SHARES       PERCENTAGE OF SHARES
OF BENEFICIAL OWNER                                BENEFICIALLY OWNED (1)   BENEFICIALLY OWNED (1)
-------------------                                ----------------------   -----------------------
Kummel Investments Limited (2)                              4,338,285                 12.98%
  c/o Morningside Group
  1188 Centre Street
  Newton Center, MA  02159

The International Biotechnology Trust plc. (3)              3,731,343                 11.17%
  c/o Rothschild Asset Management Limited
  Five Arrows House
  St. Swithen's Lane
  London, England EC4N 8NR

Collinson Howe Venture Partners (4)                         3,308,433                  9.89%
  1055 Washington Blvd.
  Stamford, CT  06901

Biotechnology Investment Group, L,L,C. (5)                  2,849,254                  8.53%
  c/o Collinson Howe Venture Partners
  1055 Washington Blvd.
  Stamford, CT  06901

James A. Bianco, M.D.** (6)                                 1,257,309                  3.73%

Jack L. Bowman **(7)                                           23,334                   *

Jeremy L. Curnock Cook ** (8)                               3,748,010                 11.21%

Wilfred E. Jaeger, M.D. ** (9)                                 22,667                   *

Max E. Link, Ph.D. ** (10)                                     36,667                   *

David W. Martin ** (11)                                        16,667                   *

Terrence M. Morris ** (12)                                     16,667                   *

Phillip M. Nudelman, Ph.D. ** (13)                             21,334                   *

Jack W. Singer, M.D. ** (14)                                  755,805                  2.26%

Louis A. Bianco (15)                                          511,626                  1.52%

Maurice J. Schwarz, Ph.D. (16)                                 53,334                   *

Robert A. Lewis (17)                                           10,000                   *

All Directors and Executive Officers                        6,549,028                 19.16%
        as a group (15) persons) (18)

------------------
 *  Less than 1%
**  Denotes director of the Company(1)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 15, 1997, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Includes 4,253,731 shares of Common Stock issuable upon conversion of 42,537.3142 shares of Series A Convertible Preferred Stock.

(3) Consists of 3,731,343 shares of Common Stock issuable upon conversion of 37,313.434 shares of Series A Convertible Preferred Stock beneficially owned by The International Biotechnology Trust plc, a company formed under the laws of England ("IBT") managed by Rothschild Asset Management Limited ("Rothschild"). Rothschild has or shares voting and investment power with respect to the shares held by IBT and may be deemed to be the beneficial owner of such shares. Mr. Curnock Cook is a director of IBT and Rothschild, and may be deemed to be beneficial owner of any shares beneficially owned by each of IBT and Rothschild. Mr. Curnock Cook disclaims beneficial ownership of shares beneficially owned by IBT and Rothschild except to the extent of his proportionate interest therein. See footnote (8) below.

(4) Collinson Howe Venture Partners ("CHVP") is a venture capital investment management firm which is the managing member of Biotechnology Investment Group, L.L.C., a Delaware limited liability company ("BIG"), and is the investment advisor to Schroder Ventures Limited Partnership ("SVLP"), Schroder Ventures U.S. Trust ("SVUST") and Schroders Incorporated ("SI"). As such, CHVP has or shares voting and investment power with respect to the shares held by BIG, SVLP, SVUST and SI and may be deemed to be the beneficial owner of such shares. The shares listed above consist of (i) 2,849,254 shares of Common Stock (including 149,254 shares of Common Stock issuable upon conversion of 1,492.5374 shares of Series A Convertible Preferred Stock) held by BIG, 231,642 shares of Common Stock (including 71,642 shares of Common Stock issuable upon conversion of 716.418 shares of Series A Convertible Preferred Stock) held by SVLP, 57,910 shares of Common Stock (including 17,910 shares of Common Stock issuable upon conversion of 179.1045 shares of Series A Convertible Preferred Stock) held by SVUST and 124,627 shares of Common Stock (including 74,627 shares of Common Stock issuable upon conversion of 746.2687 shares of Series A Convertible Preferred Stock) held by SI, and (ii) an additional 28,800, 7,200 and 9,000 shares of Common Stock issuable upon excise of options beneficially owned by SVLP, SVUST and SI, respectively, pursuant to an agreement with Dr. Jaeger. See footnotes (5) and (9) below.

(5) BIG is a limited liability company which was created to acquire, hold, protect, manage and dispose of equity, debt and derivative securities of biotechnology and other companies. 2,700,000 of the shares of Common Stock held by BIG were acquired in January 1995 from The Edward Blech Trust ("EBT"). The sole beneficiary of EBT is the minor child of David Blech, a founder, former director and shareholder of the Company. The present members of BIG are (i) the managing member, CHVP, an investment management firm of which Jeffrey J. Collinson is President, sole director and majority shareholder, (ii) EBT, and (iii) Wilmington Trust Company ("WTC"), as voting trustee under a voting trust agreement (the "Voting Trust Agreement") among WTC, BIG and BIO Holdings L.L.C. ("Holdings"). The managing member of BIG is CHVP. The members of BIG share voting and investment power with respect to all shares held of record by BIG. All of the shares held of record by BIG have been pledged as collateral to Citibank, N.A. ("Citibank") to secure indebtedness owed to such bank. Each of Citibank and Holdings has the right pursuant to the Voting Trust Agreement to direct certain actions of WTC as a member of BIG. WTC, as a member holding a majority interest in Holdings, has the right to direct the actions of Holdings under the Voting Trust Agreement. Citibank, pursuant to a separate voting trust agreement among WTC, David Blech and Holdings, has the right to direct the actions of WTC as a member of Holdings with respect to the rights of Holdings under the Voting Trust Agreement. By virtue of their status as members of BIG, each of CHVP and EBT may be deemed to be the beneficial owner of all shares held of record by BIG. By virtue of his status as the majority owner and controlling person of CHVP, Jeffrey J. Collinson may also be deemed the beneficial owner of all shares held of record by BIG. Each of CHVP, EBT and Mr. Collinson disclaims beneficial ownership of shares held by BIG except to the extent of such person's proportionate interest therein.

(6) Includes 299,509 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 483,333 shares issuable upon exercise of options not yet vested. 183,333 of such options vest in equal installments on December 5, 1997 and 1998, and 300,000 of such options vest in equal installments on November 19, 1997, 1998 and 1999.

(7) Consists of 23,334 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 day of January 15, 1997. Does not include 13,333 shares issuable upon exercise of options not yet vested. Such options vest in equal installments on May 22, 1997 and 1998.

(8) Includes 3,731,343 shares of Common Stock beneficially owned by IBT. IBT is managed by Rothschild and Rothschild has or shares voting and investment power with respect to the shares held by IBT and may be deemed to be the beneficial owner of such shares. Mr. Curnock Cook is a director of IBT and Rothschild and may be deemed to be the beneficial owner of any shares beneficially owned by each of IBT and Rothschild. Mr. Curnock Cook disclaims beneficial ownership of shares beneficially owned by IBT and Rothschild except to the extent of his proportionate interest therein. Also includes an immediately exercisable option of purchase 16,667 shares of Common Stock. See footnote (3) above.

(9) Consists of 22,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 45,000 shares issuable upon exercise of options beneficially owned by affiliates of CHVP pursuant to an agreement with Dr. Jaeger. Dr. Jaeger, a director of the Company, is a former partner at CHVP. Dr. Jaeger disclaims beneficial ownership of shares of Common Stock (including shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock) beneficially owned by affiliates of CHVP. See footnote (4) above.

(10) Includes an immediately exercisable option to purchase 6,667 shares of Common Stock.

(11) Consists of an immediately exercisable option to purchase 16,667 shares of Common Stock.

(12) Consists of an immediately exercisable option to purchase 16,667 shares of Common Stock.

(13) Consists of 21,334 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 13,333 shares issuable upon exercise of options not yet vested. Such options vest in equal installments on May 22, 1997 and 1998.

(14) Includes 56,685 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 116,666 shares issuable upon exercise of options not yet vested. 16,666 of such options vest in equal installments on December 5, 1997 and 1998, and 100,000 of such options vest in equal installments on November 7, 1997, 1998 and 1999.

(15) Includes 152,842 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 115,000 shares issuable upon exercise of options not yet vested. 40,000 of such options vest in equal installments on December 5, 1997 and 1998, and 75,000 of such options vest in equal installments on November 7, 1997, 1998 and 1999.

(16) Consists of 53,334 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. Does not include 146,666 shares issuable upon exercise of options not yet vested. 20,000 of such options vest on June 1, 1997, 26,666 of such options vest in equal installments on December 5, 1997 and 1998, and 100,000 of such options vest in equal installments on November 7, 1997, 1998 and 1999.

(17) Consists of an immediately exercisable option to purchase 10,000 shares of Common Stock. Does not include 225,000 shares issuable upon exercise of options not yet vested. 150,000 of such options vest on April 1, 1998, 49,950 of such options vest on April 1, 1999, and 75,000 of such options vest in equal installments on November 7, 1997, 1998 and 1999.

(18) Includes an aggregate of 771,981 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of January 15, 1997. See footnotes (6) through (17). Excludes, with respect to each of Mr. Bowman, Mr. Curnock Cook, Dr. Jaeger, Dr. Martin, Mr. Morris and Dr. Nudelman, 50,000 shares of Common Stock, and with respect to Dr. Link, 100,000 shares of Common Stock, which will become issuable upon exercise of outstanding options following the approval of such option grants by the Company's shareholders at the 1997 Annual Meeting of Shareholders.


                                   PROPOSAL I

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                  TO EFFECT A CONDITIONAL REVERSE SPLIT OF THE
                       OUTSTANDING SHARES OF COMMON STOCK

   At its Annual Meeting of Shareholders held on April 29, 1996, the Company received shareholder approval for a proposal (the "1996 Proposal") to conditionally amend the Company's Restated Articles of Incorporation (the "Articles") to effect a two-for-five reverse stock split in connection with a proposed initial public offering of Common Stock in 1996 (the "1996 Offering"). The shareholders' approval of the 1996 Proposal was conditional upon the registration statement in connection with the 1996 Offering (the "1996 Registration Statement") being declared effective by the Securities and Exchange Commission (the

"Commission") prior to December 31, 1996. The 1996 Registration Statement was withdrawn in August 1996, and the 1996 Proposal expired on December 31, 1996 without the reverse stock split authorized thereby having been effected.

     On January 31, 1997, the Company filed a registration statement on Form S-1 (No. 333-________) (the "1997 Registration Statement") with the Commission in connection with a proposed initial public offering of Common Stock (the "1997 Offering"). In connection with the 1997 Offering, the Company has been advised by the managing underwriters that a reverse stock split in the range of one-for-three and one-half would be appropriate to facilitate the 1997 Offering and the Company's general access to the public capital markets. The Company is therefore seeking shareholder approval to effect a one-for-three and one-half reverse stock split of its issued and outstanding Common Stock ("the Reverse Stock Split"), which Reverse Stock Split will become effective on or prior to the date (the "Effective Date") that the Commission declares the 1997 Registration Statement effective. The Company believes that the adoption of Proposal I would facilitate the 1997 Offering and increase the acceptance of the Common Stock by the financial community and the investing public.

   The Board of Directors has adopted and approved, subject to the shareholder approval solicited hereby, a proposal to conditionally amend the Articles to effect the Reverse Stock Split on or prior to the Effective Date. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the Reverse Stock Split is set forth in Annex A to this Proxy Statement. In the event the Effective Date does not occur prior to December 31, 1997, the Amendment to the Articles will not be filed with the Washington Secretary of State, and the Reverse Stock Split will not be effected.

REVERSE STOCK SPLIT

   If approved by the shareholders, the Board of Directors of the Company would be authorized to effect a Reverse Stock Split of the outstanding shares of Common Stock on the basis of one new share of common stock, without par value ("New Common Stock"), for every three and one-half outstanding shares of Common Stock. If the Board of Directors does effect such a Reverse Stock Split, the Amendment to the Articles will become effective at the time of its filing and the issuance of a certificate of amendment by the Secretary of State of the State of Washington on or prior to the Effective Date (the"Split Date").

   On the Split Date, every three and one-half (3 1/2) shares of Common Stock of the Company issued and outstanding immediately prior to the Split Date shall automatically become, without further action by the holder, one (1) share of New Common Stock. As of and after the Split Date, each outstanding certificate which, prior to the Split Date, represented shares of Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, 0.2857 the number of shares of Common Stock previously represented by the certificate. If a shareholder owns fewer than three and one-half shares of Common Stock or a number of shares not evenly divisible by three and one-half, that shareholder will be entitled to one whole share of New Common Stock in lieu of receiving fractional shares of New Common Stock. After the

Reverse Stock Split becomes effective, the shareholders will be asked to surrender certificates representing shares of Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company.

   The number of shares of capital stock authorized by the Articles and the par value of such shares will not change as a result of the Reverse Stock Split. The shares of New Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Stock Split.

   If the Reverse Stock Split is approved by the Company's shareholders and effected by the Board of Directors, shareholders would not be entitled to dissent from, and obtain payment of the value of their shares, in connection with the proposed reverse split of the outstanding shares of Common Stock.

   The Board of Directors may abandon the Reverse Stock Split at any time before or after the Special Meeting and prior to the Split Date if for any reason the Board of Directors deems it advisable to do so. The Board of Directors may consider abandoning the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split would adversely affect the ability of the Company to raise capital, among other things. In addition, the Board of Directors may make any and all changes to the Amendment to the Articles that it deems necessary to file the Amendment to the Articles with the Washington Secretary of State and give effect to the Reverse Stock Split.

EFFECT ON SHAREHOLDERS

   As a result of the proposed Amendment to the Articles, the total number of issued and outstanding shares of the Company will be reduced from 17,300,984 shares of Common Stock to approximately 4,943,475 shares of New Common Stock. In addition, the approximately 16,111,864 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock at the conversion price of $3.35 per share on the Record Date would be reduced to approximately 4,603,352 shares of New Common Stock at a conversion price of $11.725 per share, and the 4,502,793 shares of Common Stock reserved for issuance pursuant to outstanding options and warrants would be reduced to approximately 1,286,512 shares of New Common Stock. The Reverse Stock Split would also increase the exercise price of such options and warrants by a factor of three and one-half. The Company would continue to be authorized to issue up to 100,000,000 shares of New Common Stock. The additional authorized, unissued and unreserved shares of New Common Stock would be available for issuance from time to time, as determined by the Board of Directors, for acquisitions, employee benefit plans, equity financings, stock dividends or share splits and other general corporate purposes. No further action or authorization by the shareholders will be necessary prior to the issuance of additional shares unless required by law or by any stock exchange or over-the-counter market on which the Company's shares are then listed or quoted.

   The proposed Amendment to the Articles will not result in any change in the business, management, assets, liabilities or net worth of the Company. The proposed Amendment to the Articles will not bring about any reduction in the capital of the Company, and undistributed retained earnings will be unaffected. The proposed Amendment to the Articles will also not affect any rights of the shares held by shareholders. Because each share of New Common Stock is comparable in value, on a pro rata basis, to the shares of Common Stock, there is no effect on the current value of share holdings held by an individual shareholder. The Reverse Stock Split would not affect any shareholder's percentage ownership interest in the Company or proportional voting power. The voting and other rights that presently characterize the Common Stock will not be altered by the proposed Amendment to the Articles. However, the Reverse Stock Split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the cost of transactions in even multiples of 100 shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company, prepared after consultation with counsel. This summary is based on the Federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such tax laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

     No ruling will be obtained from the Internal Revenue Service (the "Service") regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Reverse Stock Split effectively would call for shareholders of the Company to exchange their Common Stock for an amount of whole shares of New Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock

Split divided by three and one-half. No fractional shares of New Common Stock will be issued. A shareholder who might be otherwise entitled to receive a fractional share of New Common Stock as a result of the transaction will receive, in lieu thereof, one whole share of New Common Stock.

     If approved by the Company's shareholders, the Reverse Stock Split will qualify as a "recapitalization" as described in Section 368(a)(1) of the Internal Revenue Code (the "Code"). Consequently, no gain or loss will be recognized by the Company and no gain or loss will be recognized by shareholders who exchange their shares in connection with the Reverse Stock Split. The same treatment should apply to a holder of Common Stock receiving one whole share of New Common Stock in lieu of a fractional share. With reference to exchanging shareholders, the aggregate basis of the shares of New Common Stock received (including any fractional share deemed received) will be the same as the aggregate basis of Common Stock surrendered in exchange therefor. Similarly, the holding period for New Common Stock received as a result of the Reverse Stock Split (including any fractional share deemed to be received) will include the holding period of the shares of Common Stock surrendered in exchange thereof.

VOTE REQUIRED, RECOMMENDATION OF THE BOARD OF DIRECTORS

   Washington law requires the affirmative vote of the holders of a majority of all outstanding shares of Voting Stock to approve the proposed conditional Amendment to the Articles. Accordingly, failure to vote for Proposal I, even by abstaining or by failing to be represented at the Special Meeting, constitutes a vote against Proposal I. Unless otherwise instructed, it is the intention of the person named in the accompanying form of proxy to vote shares represented by properly executed proxies FOR approval of the proposed conditional Amendment to the Articles.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE II OF THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY.


                                 OTHER BUSINESS

   As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the meeting by any shareholder. If other business requiring a vote of the shareholders should come before the meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   A shareholder who intends to nominate a candidate for election to the Board of Directors or to present a proposal of business at the 1997 Annual Meeting of Shareholders and desires that information regarding the proposal be included in the 1997 proxy statement and proxy materials must ensure that such information is received in writing by the Secretary of the Company at the Company's principal executive offices not later than January 30, 1997.

                            SOLICITATION OF PROXIES

   This solicitation is made on behalf of the Board of Directors of the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger. All of the costs of solicitation of proxies, including the cost of preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation materials furnished to shareholders, will be paid by the Company.

                                   By Order of the Board of Directors


                                   __________________________________
                                   Michael J. Kennedy
                                   Secretary


Seattle, Washington
February 10, 1997

                                                                         ANNEX A

                             ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            CELL THERAPEUTICS, INC.
                        EFFECTING A REVERSE STOCK SPLIT


   Cell Therapeutics, Inc. a Washington corporation, by James A. Bianco, M.D., its duly elected and qualified President, hereby provides the following information and delivers to the Secretary of State of the State of Washington for filing these Articles of Amendment pursuant to RCW 23B.10.060.

   1.     NAME.  The name of the Corporation is Cell Therapeutics, Inc.

   2. TEXT OF AMENDMENT. The Restated Articles of Incorporation are hereby amended by changing Section 1 of the Article II thereof to read as follows:

          "1.  Classes.  The Corporation shall be authorized to issue two
               -------
      classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000); the total number of authorized shares of Common Stock shall be One Hundred Million (100,000,000), and the total number of authorized shares of Preferred Stock shall be Ten Million (10,000,000)."

   3. ADOPTION. The foregoing amendment to the Restated Articles of Incorporation of the Corporation was duly adopted by unanimous written consent of the Board of Directors of the Corporation on January 23, 1997 and was duly approved by the shareholders of the Corporation on March 3, 1997 in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

   4. EFFECTING THE REVERSE STOCK SPLIT. Upon the date these Articles of Amendment are filed with the Secretary of State of the State of Washington, each three and one-half shares of issued and outstanding shares of Common Stock of this Corporation shall be automatically reclassified into one share of Common Stock of this Corporation, thereby giving effect to a one-for-three and one-half reverse stock split (the "Reverse Stock Split"). Furthermore, all outstanding rights and obligations (including option plans, stock options and the exercise price thereof, stock purchase warrants and the exercise prices thereof and the conversion terms of the Corporation's shares of outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) relating to this Corporation's Common Stock shall be mathematically adjusted to reflect the Reverse Stock Split so that the proportionate ratio of such rights and obligations to the reclassified shares will be equal to the proportionate ratio of such rights and obligations to the shares outstanding immediately prior to such reclassification. In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock. Following the effectiveness of this Amendment, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates.

   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Restated Articles of Incorporation Effecting a Reverse Stock Split to be executed as of _______________, 1997.


                              CELL THERAPEUTICS, INC.



                              By:___________________________
                                    James A. Bianco, M.D.
                                    President


Attest:

____________________________
     Michael J. Kennedy
     Secretary

                            CELL THERAPEUTICS, INC.
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY IS TO BE USED TO VOTE ALL SHARES OF COMMON STOCK, WITHOUT PAR VALUE, SERIES A CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE, AND SERIES B CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE, OF CELL THERAPEUTICS, INC.

   The undersigned hereby appoints Stephen A. Faciszewski as proxy, with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of Cell Therapeutics, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on March 3, 1997, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

1. Approval to conditionally amend the Restated Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock on the basis of one share of New Common Stock for three and one-half outstanding shares of Common Stock.

                      FOR ____  AGAINST ____  ABSTAIN ____

   In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, AND THIS PROXY IS OTHERWISE PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.


Dated:  _______________, 1997



_______________________________                 ________________________________
Print name of shareholder                              Signature


__________________________________________      ________________________________
Print name and title if signing for entity             Signature if held jointly


  YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN AND DATE THIS PROXY AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.